Exhibit 99.1

Kymera Therapeutics Announces Sanofi IRAK4 Collaboration Update

Sanofi to advance Kymera’s next-generation oral IRAK4 degrader development candidate, KT-485, into clinical testing and will not advance KT-474

In preclinical testing, KT-485 demonstrated increased selectivity and potency with a favorable safety profile

Kymera is eligible for up to $975 million in collaboration milestones, double digit royalties, and may opt-in to 50/50 development and profit share of KT-485 in the U.S.

Watertown, Mass. (June 25, 2025) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing a new class of oral small molecule degrader medicines for immunological diseases, today announced an update to its IRAK4 partnership with Sanofi.

Sanofi has informed Kymera that KT-485/SAR447971, an oral, highly potent and selective development candidate targeting IRAK4 for immuno-inflammatory diseases that Kymera has discovered and characterized through preclinical studies, has been selected to advance into clinical studies. Following extensive preclinical work supporting its robust development potential, KT-485 is being prioritized for development under the companies’ existing IRAK4 collaboration, and is expected to advance into Phase 1 testing next year. Based on the planned development of KT-485, Sanofi will not advance KT-474.

In conjunction with its plans to advance KT-485, Sanofi also communicated its decision to exercise its participation election right for the IRAK4 target under the terms of the companies’ collaboration agreement. Under the agreement, Kymera achieved a $20 million milestone in the second quarter of 2025 related to preclinical activities associated with KT-485. Kymera is eligible to receive up to $975 million of potential clinical, regulatory and commercial milestones related to KT-485, including an additional milestone upon the start of Phase 1 clinical testing.

“Sanofi’s intention to advance KT-485 into clinical testing and to direct all collaboration resources to the next-generation IRAK4 degrader is a reflection of the molecule’s compelling preclinical profile and of Sanofi’s and Kymera’s commitment to transform immunology treatment paradigms. Both companies have a strong belief in and commitment to targeting the IRAK4 pathway with degraders that are functionally differentiated from small molecule inhibitors, and to bringing forward the best oral medicines to patients living with immunological diseases,” commented Nello Mainolfi, PhD, Founder, President and CEO, Kymera Therapeutics. “In preclinical testing, KT-485 demonstrated an improved target product profile as compared to KT-474. With greater potency and selectivity and a generally improved overall profile KT-485 is best-positioned to capitalize on the significant potential of IRAK4 degradation.”

About KT-485

KT-485/SAR447971 is a first-in-class, selective, potent, oral IRAK4 degrader in development for the treatment of immuno-inflammatory diseases with significant patient need. IRAK4 is a master regulator of innate immunity and key protein of the myddosome complex that mediates signaling through IL-1 and toll-like receptors. IRAK4 is a scaffolding kinase that acts at the interface of the innate and adaptive immune responses with a variety of functions depending on its kinase activity and scaffolding function. Eliminating IRAK4 completely through degradation impacts both the kinase and scaffolding functions, therefore having the potential to achieve a broad, well-tolerated, anti-inflammatory effect providing a novel therapeutic approach for a variety of immune-inflammatory diseases. Clinical data generated to date demonstrates the potential of IRAK4 degradation to deliver the combined activity of upstream biologics in an oral drug for multiple diseases. Sanofi, which is collaborating with Kymera on the development of IRAK4 degraders outside of the oncology and immuno-oncology fields, is progressing the IRAK4 program through clinical development. Per the collaboration, Kymera achieved a $20 million milestone related to preclinical activities associated with KT-485. Kymera is eligible to receive an additional milestone upon the start of Phase 1 clinical testing, part of up to $975 million of potential clinical, regulatory and commercial milestones.

About Kymera Therapeutics

Kymera is a clinical-stage biotechnology company pioneering the field of targeted protein degradation (TPD) to develop medicines that address critical health problems and have the potential to dramatically improve patients’ lives. Kymera is deploying TPD to address disease targets and pathways inaccessible with conventional therapeutics. Having advanced the first degrader into the clinic for immunological diseases, Kymera is focused on building an industry-leading pipeline of oral small molecule degraders to provide a new generation of convenient, highly effective therapies for patients with these conditions. Founded in 2016, Kymera has been recognized as one of Boston’s top workplaces for the past several years. For more information about our science, pipeline and people, please visit www.kymeratx.com or follow us on X or LinkedIn.

Availability of Other Information About Kymera Therapeutics

For more information, please visit the Kymera website at https://www.kymeratx.com/ or follow Kymera on X (@KymeraTx) and LinkedIn (Kymera Therapeutics). Investors and others should note that Kymera communicates with its investors and the public using the Company website, including, but not limited to, corporate disclosures, investor presentations, FAQs, Securities and Exchange Commission (SEC) filings, and press releases, as well as on X and LinkedIn. The information that Kymera posts on its website or on X or LinkedIn could be deemed to be material information. As a result, Kymera encourages investors, the media and others interested to review the information that Kymera posts there on a regular basis. The contents of Kymera’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about our expectations regarding strategy, business plans and objectives on the development of KT-485, including the therapeutic potential, clinical benefits and safety thereof. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target,” “upcoming” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from any forward-looking statements contained in this press release, including, without limitation, risks associated with: the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of Kymera Therapeutics’ drug candidates; the risk that the results of current preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical and clinical trials, including for KT-474 and KT-485; Kymera Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Kymera Therapeutics’ planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property; and Kymera Therapeutics’ relationships with its existing and future collaboration partners, the timing and outcome of planned interactions with and submissions to regulatory authorities, the availability of funding sufficient for our operating expenses and capital expenditure requirements and other factors. These risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the most recent Quarterly Report on Form 10-Q and in subsequent filings with the SEC. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor and Media Contact:

Justine Koenigsberg

Vice President, Investor Relations

investors@kymeratx.com

media@kymeratx.com

857-285-5300